EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of China Broadband Corp. on Form S-1 of our reports on the consolidated financial statements of China
Broadband Corp. and the financial statements of Big Sky Network Canada Ltd. dated December 5, 2000 (which reports express an unqualified opinion and include an explanatory paragraph relating to the development stage of the Companies operations), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                       /s/ DELOITTE & TOUCHE LLP
                                                       -------------------------
Deloitte & Touche LLP
Calgary, Alberta, Canada
December 5, 2000